Exhibit 23.2
Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
      We consent to the incorporation by reference in Registration Statement No. 333-119853 on Form S-8 of our report dated July 14, 2004 (October 15, 2004 as to the effects of the reverse stock split described in Note 2), relating to the financial statements of Celebrate Express, Inc. appearing in the Annual Report on Form 10-K of Celebrate Express, Inc. for the year ended May 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
August 18, 2005